Exhibit 99.1

PRESS RELEASE

Investor Contacts:		Press Contacts:
Marlene S. Dooner Jane B. Kearns	(215) 286-7392 (215) 286-4794	D’Arcy Rudnay John Demming	(215) 286-8582 (215) 286-8011

COMCAST REPORTS 4th QUARTER AND YEAR END 2012 RESULTS

2012 Consolidated Revenue Increased 12.0%, Operating Cash Flow Increased 8.8% and

Operating Income Increased 13.6%

2012 Earnings per Share Increased 52.0% to $2.28; Excluding Gains on Asset Sales and Other Adjustments, EPS Increased 22.2% to $1.93

Free Cash Flow Increased 13.3% to $7.9 Billion

Dividends and Share Repurchases Totaled $4.6 Billion in 2012

Dividend to Increase 20% to $0.78 per Share on an Annualized Basis;

$2.0 Billion of Comcast Stock to be Repurchased in 2013

PHILADELPHIA – February 12, 2013… Comcast Corporation (NASDAQ: CMCSA, CMCSK) today reported results for the quarter and year ended December 31, 2012.

Brian L. Roberts, Chairman and Chief Executive Officer of Comcast Corporation, said, “I am really pleased to report strong results for the 4th quarter and the full year of 2012 and delighted that we are able to accelerate the acquisition of General Electric’s 49% common equity interest in NBCUniversal while also having the financial strength to return capital to shareholders. To underscore our confidence, we are increasing our dividend by 20% and plan to repurchase $2 billion of our stock this year. Our businesses have real momentum and we continue to benefit from our focus on operational excellence and to leverage all of our content and technology platforms to expand the entertainment choices we offer consumers. Cable’s fourth quarter and full year results demonstrate consistent improvement in customer metrics and growth in every product, led by High-Speed Internet. NBCUniversal’s results principally highlight the improving performance of our broadcast businesses. Our ongoing investments in programming, technology and new products are driving innovation and supporting this strong performance. As we begin 2013, our scale in distribution and content, combined with our focus on execution and innovation, provides many opportunities to continue to build value for our shareholders.”

Consolidated Financial Results

($ in millions)	4th Quarter			Full Year
	2011	2012	Growth	2011*	2012	Growth

Revenue	$15,042	$15,937	5.9%	$55,842	$62,570	12.0%

Operating Cash Flow (OCF)[1]	$4,916	$5,277	7.3%	$18,357	$19,977	8.8%

Operating Income	$2,918	$3,294	12.9%	$10,721	$12,179	13.6%

Earnings per Share[2]	$0.47	$0.56	19.1%	$1.50	$2.28	52.0%

Free Cash Flow[3]	$1,876	$1,832	(2.3%)	$7,009	$7,939	13.3%

* Full Year 2011 includes 11 months of NBCUniversal and 6 months of Universal Orlando results.

For additional detail on segment revenue and expenses, customer metrics, capital expenditures, and free cash flow, please refer to the trending schedules on Comcast’s Investor Relations website at www.cmcsa.com or www.cmcsk.com.

Consolidated financial results include NBCUniversal from January 28, 2011 and 100% of Universal Orlando from July 1, 2011.

Revenue for the fourth quarter of 2012 increased 5.9% to $15.9 billion, while Operating Cash Flow increased 7.3% to $5.3 billion and Operating Income increased 12.9% to $3.3 billion.

For the year ended December 31, 2012, revenue increased 12.0% to $62.6 billion, while operating cash flow increased 8.8% to $20.0 billion and operating income increased 13.6% to $12.2 billion.

Earnings per Share (EPS) for the fourth quarter of 2012 was $0.56, a 19.1% increase from the $0.47 reported in the fourth quarter of 2011. Excluding a favorable tax adjustment due to recent changes in state tax legislation in 2012, EPS increased 10.6% (see Table 4).

For the year ended December 31, 2012, EPS was $2.28, a 52.0% increase from the $1.50 reported in the prior year. Excluding non-recurring gains on sales, the favorable tax adjustment in 2012, and NBCUniversal transaction and related costs and other non-recurring items in 2011, EPS increased 22.2% (see Table 4).

Free Cash Flow (excluding any impact from the Economic Stimulus packages) decreased 2.3% to $1.8 billion in the fourth quarter of 2012 compared to the fourth quarter of 2011, reflecting growth in consolidated operating cash flow, offset by higher working capital and capital expenditures.

For the year ended December 31, 2012, free cash flow increased 13.3% to $7.9 billion compared to $7.0 billion in 2011, reflecting growth in consolidated operating cash flow, partially offset by higher taxes and capital expenditures.

($ in millions)	4th Quarter				Full Year
	2011	2012	Growth		2011*	2012	Growth

Operating Cash Flow	$4,916	$5,277	7.3%		$18,357	$19,977	8.8%

Capital Expenditures	(1,522)	(1,671)	9.8%		(5,307)	(5,714)	7.7%

Cash Paid for Capitalized Software and Other Intangible Assets	(449)	(318)	(29.2%	)	(954)	(923)	(3.2%	)

Cash Interest Expense	(632)	(589)	(6.8%	)	(2,441)	(2,314)	(5.2%	)

Cash Taxes	(460)	(986)	114.3%		(1,626)	(2,841)	74.7%

Changes in Operating Assets and Liabilities	118	(164)	NM		(603)	(418)	(30.7%	)

Other	67	(25)	NM		276	120	(56.5%	)

Free Cash Flow (Incl. Economic Stimulus Packages)	$2,038	$1,524	(25.2%	)	$7,702	$7,887	2.4%

Economic Stimulus Packages	(162)	308	NM		(693)	52	NM

Free Cash Flow	$1,876	$1,832	(2.3%	)	$7,009	$7,939	13.3%

* Full year 2011 includes 11 months of NBCUniversal and 6 months of Universal Orlando results.

Note: The definition of Free Cash Flow excludes any impact from the 2008-2012 Economic Stimulus packages. These amounts have been excluded from Free Cash Flow to provide an appropriate comparison. NM=comparison not meaningful.

Dividends and Share Repurchases. During the fourth quarter of 2012, Comcast paid dividends totaling $432 million and repurchased 21.1 million of its common shares for $750 million. For the full year, Comcast repurchased 95.7 million or 3.5% of its common shares for $3.0 billion and made four cash dividend payments totaling $1.6 billion, resulting in a total return of capital to shareholders of $4.6 billion for 2012.

Today, Comcast announced that it increased its dividend by 20% to $0.78 per share on an annualized basis. In accordance with the increase, the Board of Directors declared a quarterly cash dividend of $0.195 a share on the company’s common stock, payable on April 24, 2013 to shareholders of record as of the close of business on April 3, 2013.

In addition, Comcast announced that it plans to repurchase $2.0 billion of its stock during 2013, subject to market conditions.

Pro Forma Financial Results

Pro forma results are presented as if the NBCUniversal transaction, which closed on January 28, 2011, and the Universal Orlando transaction, which closed on July 1, 2011, were effective on January 1, 2010. These results are based on historical results of operations, adjusted for the effects of acquisition accounting and eliminating the costs and expenses directly related to the transaction, and are not necessarily indicative of what the results would have been had Comcast operated NBCUniversal and Universal Orlando since January 1, 2010 (see Table 5 for reconciliations of pro forma financial information).

($ in millions)	4th Quarter			Full Year
	2011	2012	Growth	2011	2012	Growth

Revenue	$15,042	$15,937	5.9%	$57,661	$62,570	8.5%

Operating Cash Flow (OCF)	$4,916	$5,277	7.3%	$18,726	$19,977	6.7%

Consolidated Revenue increased 5.9% in the fourth quarter of 2012 to $15.9 billion compared to $15.0 billion in the fourth quarter of 2011. Consolidated Operating Cash Flow increased 7.3% to $5.3 billion compared to $4.9 billion in the fourth quarter of 2011.

For the year ended December 31, 2012, consolidated pro forma revenue increased 8.5% to $62.6 billion compared to $57.7 billion in 2011. Excluding the Super Bowl in the first quarter and the Olympics in the third quarter of 2012, consolidated pro forma revenue increased 6.0%. Consolidated pro forma operating cash flow increased 6.7% to $20.0 billion compared to $18.7 billion in 2011. Excluding the Olympics, consolidated pro forma operating cash flow increased 6.0% (see Table 6).

Cable Communications

($ in millions)	4th Quarter			Full Year
	2011	2012	Growth	2011	2012	Growth
Cable Communications Revenue
Video	$4,901	$5,043	2.9%	$19,625	$20,112	2.5%
High-Speed Internet	2,242	2,438	8.7%	8,743	9,544	9.2%
Voice	882	895	1.4%	3,503	3,557	1.5%
Business Services	498	660	32.4%	1,791	2,404	34.2%
Advertising	546	652	19.4%	2,005	2,287	14.1%
Other	401	444	11.1%	1,559	1,700	9.1%

Cable Communications Revenue	$9,470	$10,132	7.0%	$37,226	$39,604	6.4%

Cable Communications OCF	$3,939	$4,201	6.7%	$15,288	$16,255	6.3%
OCF Margin	41.6%	41.5%		41.1%	41.0%

Cable Communications Capital Expenditures	$1,318	$1,377	4.5%	$4,806	$4,921	2.4%
Percent of Cable Communications Revenue	13.9%	13.6%		12.9%	12.4%

Revenue for Cable Communications increased 7.0% to $10.1 billion in the fourth quarter of 2012 compared to $9.5 billion in the fourth quarter of 2011, driven by growth in High-Speed Internet, Business Services and Video. Advertising revenue increased 19.4%, reflecting higher political advertising in the fourth quarter of 2012. Monthly average total revenue per Video customer increased 8.7% to $153.54, reflecting an increasing number of residential customers taking multiple products, rate adjustments and a higher contribution from Business Services.

For the year ended December 31, 2012, Cable revenue increased 6.4% to $39.6 billion compared to $37.2 billion in 2011, driven by growth in High-Speed Internet, Business Services, Video and Advertising.

Operating Cash Flow for Cable Communications increased 6.7% to $4.2 billion in the fourth quarter of 2012 compared to $3.9 billion in the fourth quarter of 2011, reflecting higher revenue, partially offset by increases in video programming and higher sales and marketing expenses to support growth and enhance our competitive position in both the residential and commercial markets. This quarter’s operating cash flow margin was 41.5% compared to 41.6% in the fourth quarter of 2011.

For the year ended December 31, 2012, Cable operating cash flow increased 6.3% to $16.3 billion compared to $15.3 billion in 2011, reflecting higher revenue, partially offset by increases in video programming, marketing expenses and investment in new growth initiatives. For the year, operating cash flow margin was 41.0%, compared to 41.1% in 2011.

Capital Expenditures for Cable Communications increased $59 million or 4.5% to $1.4 billion in the fourth quarter of 2012, primarily reflecting increased spending on consumer premise equipment, such as advanced digital boxes and wireless gateways, and the expansion of Business Services and Xfinity Home.

For the year ended December 31, 2012, Cable capital expenditures increased $115 million or 2.4% to $4.9 billion, primarily reflecting the expansion of Business Services and the continued investment in our network. For the year, Cable capital expenditures represented 12.4% of Cable revenue compared to 12.9% in 2011.

Combined Video, High-Speed Internet and Voice Customers increased by 503,000 in the fourth quarter of 2012, an 8.0% increase compared to fourth quarter 2011 net additions. As of December 31, 2012, Video, High-Speed Internet and Voice customers totaled 51.3 million, a net increase of 1.5 million or 3.0% over the prior year, reflecting increased High-Speed Internet customer additions and reduced Video customer losses.

(in thousands)	Customers		Net Adds
	YE11	YE12	4Q11	4Q12	2011	2012
Video Customers	22,331	21,995	(17)	(7)	(459)	(336)
High-Speed Internet Customers	18,144	19,367	336	341	1,159	1,223
Voice Customers	9,342	9,955	146	168	732	613

Combined Video, HSI and Voice Customers	49,817	51,317	465	503	1,432	1,500

NBCUniversal

Pro forma NBCUniversal results are presented as if the NBCUniversal transaction, which closed on January 28, 2011, and the Universal Orlando transaction, which closed on July 1, 2011, were effective on January 1, 2010.

($ in millions) (pro forma)	4th Quarter				Full Year
	2011	2012	Growth		2011	2012	Growth
NBCUniversal Revenue
Cable Networks	$2,206	$2,218	0.6%		$8,496	$8,773	3.3%
Broadcast Television	1,841	1,986	7.9%		6,399	8,154	27.4%
Filmed Entertainment	1,267	1,381	9.0%		4,592	5,159	12.4%
Theme Parks	498	520	4.5%		1,989	2,085	4.8%
Headquarters, Other and Eliminations	(74)	(91)	(24.7%	)	(352)	(359)	(2.1%	)

NBCUniversal Revenue	$5,738	$6,014	4.8%		$21,124	$23,812	12.7%

NBCUniversal OCF
Cable Networks	$923	$890	(3.5%	)	$3,337	$3,292	(1.3%	)
Broadcast Television	(80)	95	NM		123	369	199.2%
Filmed Entertainment	89	84	(4.7%	)	24	79	234.2%
Theme Parks	223	245	9.7%		867	953	9.9%
Headquarters, Other and Eliminations	(103)	(142)	(38.7%	)	(582)	(586)	(0.6%	)

NBCUniversal OCF	$1,052	$1,172	11.4%		$3,769	$4,107	9.0%

Revenue for NBCUniversal increased 4.8% to $6.0 billion in the fourth quarter of 2012 compared to $5.7 billion in the fourth quarter of 2011. Operating Cash Flow increased 11.4% to $1.2 billion compared to $1.1 billion in the fourth quarter of 2011, driven by strong results at Broadcast Television.

For the year ended December 31, 2012, NBCUniversal pro forma revenue increased 12.7% to $23.8 billion. Excluding $259 million of revenue related to the Super Bowl in the first quarter and $1.2 billion of revenue generated by the Olympics in the third quarter of 2012, pro forma revenue increased 5.9% for 2012. Pro forma operating cash flow increased 9.0% to $4.1 billion compared to 2011. Excluding the Olympics, pro forma operating cash flow increased 5.8% (see Table 6), driven by strong results at Broadcast Television and Theme Parks, and reflecting solid results at Filmed Entertainment and Cable Networks.

Cable Networks

For the fourth quarter of 2012, revenue from the Cable Networks segment increased 0.6% to $2.2 billion compared to the fourth quarter of 2011, reflecting a 2.5% increase in distribution revenue that was negatively impacted by the NHL lockout, and a 1.5% decrease in advertising revenue reflecting the impact of lower ratings, mostly offset by price increases. Operating cash flow decreased 3.5% to $890 million compared to $923 million in the fourth quarter of 2011, reflecting higher programming and production costs, due to our ongoing investment in original programming and higher NBA programming costs compared to last year’s fourth quarter.

For the year ended December 31, 2012, pro forma revenue from the Cable Networks segment increased 3.3% to $8.8 billion compared to $8.5 billion in 2011, reflecting a 4.7% increase in distribution revenue and a 2.2% increase in advertising revenue. Pro forma operating cash flow decreased 1.3% to $3.3 billion compared to 2011, reflecting higher programming and production costs, due to our ongoing investment in original programming and higher sports programming costs.

Broadcast Television

For the fourth quarter of 2012, revenue from the Broadcast Television segment increased 7.9% to $2.0 billion compared to $1.8 billion in the fourth quarter of 2011, driven by strong primetime ratings at the NBC broadcast network, as well as higher political advertising at the owned local stations. Operating cash flow increased $175 million to $95 million compared to a loss of $80 million in the fourth quarter of 2011, primarily reflecting higher revenue and a slight reduction in programming and production costs.

For the year ended December 31, 2012, pro forma revenue from the Broadcast Television segment increased 27.4% to $8.2 billion compared to $6.4 billion in 2011, driven by the success of the Super Bowl and the London Olympics. Excluding the Super Bowl and the Olympics, pro forma revenue increased 4.8%, reflecting strong primetime ratings at the NBC broadcast network and higher political advertising at the owned local stations, partially offset by lower content licensing revenue reflecting a library content agreement signed in 2011. Pro forma operating cash flow increased $246 million to $369 million in 2012 compared to $123 million in 2011. Excluding the Olympics, pro forma operating cash flow increased $126 million to $249 million compared to $123 million in 2011 (see Table 6), reflecting higher revenue and a slight increase in programming and production costs.

Filmed Entertainment

For the fourth quarter of 2012, revenue from the Filmed Entertainment segment increased 9.0% to $1.4 billion compared to $1.3 billion in the fourth quarter of 2011, driven by higher theatrical revenue from the strong box office performance of Les Miserables, as well as the releases of Pitch Perfect and This is 40, higher home entertainment revenue from the strong sales of Ted and Bourne Legacy, and higher content licensing revenue from a larger slate and improved digital sales. Operating cash flow decreased 4.7% to $84 million compared to $89 million in the fourth quarter of 2011, reflecting increased amortization of film costs and higher marketing expenses ahead of the releases of Les Miserables and This is 40 late in the quarter.

For the year ended December 31, 2012, pro forma revenue from the Filmed Entertainment segment increased 12.4% to $5.2 billion compared to $4.6 billion in 2011, driven by higher theatrical revenue from strong box office performances of Ted, Dr. Seuss’ The Lorax and Les Miserables. Pro forma operating cash flow increased to $79 million compared to $24 million in 2011, primarily reflecting higher revenue from the 2012 film slate, partially offset by increased amortization of film costs.

Theme Parks

For the fourth quarter of 2012, revenue from the Theme Parks segment increased 4.5% to $520 million compared to $498 million in the fourth quarter of 2011, driven by higher attendance and per capita spending at the Orlando and Hollywood parks. Fourth quarter operating cash flow increased 9.7% to $245 million compared to $223 million in the same period last year.

For the year ended December 31, 2012, pro forma revenue from the Theme Parks segment increased 4.8% to $2.1 billion compared to $2.0 billion in 2011. Pro forma operating cash flow increased 9.9% to $953 million compared to $867 million in 2011, driven by the continued success of The Wizarding World of Harry PotterTM attraction in Orlando and the new TransformersTM attraction in Hollywood.

Headquarters, Other and Eliminations

NBCUniversal Headquarters, Other and Eliminations include overhead and eliminations among the NBCUniversal businesses. For the quarter ended December 31, 2012, NBCUniversal Headquarters, Other and Eliminations operating cash flow loss was $142 million compared to a loss of $103 million in the fourth quarter of 2011.

For the year ended December 31, 2012, NBCUniversal Headquarters, Other and Eliminations operating cash flow loss was $586 million compared to a loss of $582 million in 2011.

Corporate, Other and Eliminations

Corporate, Other and Eliminations include corporate operations, Comcast-Spectacor and eliminations among Comcast’s businesses. For the quarter ended December 31, 2012, Corporate, Other and Eliminations revenue was ($209) million compared to ($166) million in 2011. The operating cash flow loss was $96 million compared to a loss of $75 million in the fourth quarter of 2011.

For the year ended December 31, 2012, Corporate and Other pro forma revenue and eliminations were ($846) million compared to ($689) million in 2011. The pro forma operating cash flow loss was $385 million compared to a loss of $331 million in 2011.

Notes:

1

We define Operating Cash Flow as operating income (loss) before depreciation and amortization, excluding impairment charges related to fixed and intangible assets and gains or losses on the sale of assets, if any.

2	Earnings per share amounts are presented on a diluted basis.

3

We define Free Cash Flow as Net Cash Provided by Operating Activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures, cash paid for intangible assets and cash distributions to noncontrolling interests; and adjusted for any payments and receipts related to certain nonoperating items, net of estimated tax benefits. We do not present Free Cash Flow on a pro forma basis.

All percentages are calculated on whole numbers. Minor differences may exist due to rounding.

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Conference Call Information

Comcast Corporation will host a conference call with the financial community tomorrow, February 13, 2013 at 8:30 a.m. Eastern Time (ET). The conference call and related materials will be broadcast live and posted on its Investor Relations website at www.cmcsa.com or www.cmcsk.com. Those parties interested in participating via telephone should dial (800) 263-8495 with the conference ID number 85751942. A replay of the call will be available starting at 12:30 p.m. ET on February 13, 2013, on the Investor Relations website or by telephone. To access the telephone replay, which will be available until Wednesday, February 20, 2013 at midnight ET, please dial (855) 859-2056 and enter the conference ID number 85751942. To automatically receive Comcast financial news by email, please visit www.cmcsa.com or www.cmcsk.com and subscribe to email alerts.

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Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

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Non-GAAP Financial Measures

In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

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About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA, CMCSK) is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is the nation’s largest video, high-speed Internet and phone provider to residential customers under the XFINITY brand and also provides these services to businesses. NBCUniversal operates 30 news and entertainment cable networks, the NBC and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit www.comcastcorporation.com for more information.

TABLE 1 Condensed Consolidated Statement of Income (Unaudited)

(in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012
Revenue	$15,042	$15,937	$55,842	$62,570

Programming and production	4,670	4,916	16,598	19,929
Other operating and administrative	4,411	4,650	16,656	17,857
Advertising, marketing and promotion	1,045	1,094	4,231	4,807

	10,126	10,660	37,485	42,593

Operating cash flow	4,916	5,277	18,357	19,977

Depreciation expense	1,536	1,556	6,040	6,150
Amortization expense	462	427	1,596	1,648

	1,998	1,983	7,636	7,798

Operating income	2,918	3,294	10,721	12,179

Other income (expense)
Interest expense	(642)	(623)	(2,505)	(2,521)
Investment income (loss), net	156	49	159	219
Equity in net income (losses) of investees, net	5	16	(35)	959
Other income (expense), net	(51)	(151)	(133)	773

	(532)	(709)	(2,514)	(570)

Income before income taxes	2,386	2,585	8,207	11,609

Income tax expense	(801)	(778)	(3,050)	(3,744)

Net income	1,585	1,807	5,157	7,865

Net (income) loss attributable to noncontrolling interests	(298)	(289)	(997)	(1,662)

Net income attributable to Comcast Corporation	$1,287	$1,518	$4,160	$6,203

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.47	$0.56	$1.50	$2.28

Dividends declared per common share attributable to Comcast Corporation shareholders	$0.1125	$0.1625	$0.45	$0.65

Diluted weighted-average number of common shares	2,741	2,687	2,778	2,717

Note: Consolidated financial results include NBCUniversal from January 28, 2011 and 100% of Universal Orlando from July 1, 2011.

TABLE 2 Condensed Consolidated Balance Sheet (Unaudited)

(in millions)	December 31, 2011	December 31, 2012
ASSETS

Current Assets
Cash and cash equivalents	$1,620	$10,951
Investments	54	1,464
Receivables, net	4,652	5,521
Programming rights	987	909
Other current assets	1,260	1,146

Total current assets	8,573	19,991

Film and television costs	5,227	5,054

Investments	9,854	6,325

Property and equipment, net	27,559	27,232

Franchise rights	59,376	59,364

Goodwill	26,874	26,985

Other intangible assets, net	18,165	17,840

Other noncurrent assets, net	2,190	2,180

	$157,818	$164,971

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$5,705	$6,206
Accrued participations and residuals	1,255	1,350
Deferred revenue	790	851
Accrued expenses and other current liabilities	4,124	5,931
Current portion of long-term debt	1,367	2,376

Total current liabilities	13,241	16,714

Long-term debt, less current portion	37,942	38,082

Deferred income taxes	29,932	30,110

Other noncurrent liabilities	13,034	13,271

Redeemable noncontrolling interests	16,014	16,998

Equity
Comcast Corporation shareholders’ equity	47,274	49,356
Noncontrolling interests	381	440

Total equity	47,655	49,796

	$157,818	$164,971

TABLE 3 Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Twelve Months Ended December 31,
	2011	2012

OPERATING ACTIVITIES
Net income	$5,157	$7,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,636	7,798
Amortization of film and television costs	6,787	9,454
Share-based compensation	344	371
Noncash interest expense (income), net	146	193
Equity in net (income) losses of investees, net	35	(959)
Cash received from investees	311	195
Net (gain) loss on investment activity and other	23	(1,062)
Deferred income taxes	1,058	139
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Change in current and noncurrent receivables, net	(427)	(823)
Change in film and television costs	(7,080)	(9,432)
Change in accounts payable and accrued expenses related to trade creditors	(85)	366
Change in other operating assets and liabilities	440	749

Net cash provided by operating activities	14,345	14,854

INVESTING ACTIVITIES
Capital expenditures	(5,307)	(5,714)
Cash paid for intangible assets	(954)	(923)
Acquisitions, net of cash acquired	(6,407)	(90)
Proceeds from sales of businesses and investments	277	3,102
Return of capital from investees	37	2,362
Purchases of investments	(135)	(297)
Other	(19)	74

Net cash provided by (used in) investing activities	(12,508)	(1,486)

FINANCING ACTIVITIES
Proceeds from (repayments of) short-term borrowings, net	544	(544)
Proceeds from borrowings	-	4,544
Repurchases and repayments of debt	(3,216)	(2,881)
Repurchases and retirements of common stock	(2,141)	(3,000)
Dividends paid	(1,187)	(1,608)
Issuances of common stock	283	233
Distributions to NBCUniversal noncontrolling member	(119)	(473)
Distributions to other noncontrolling interests	(206)	(218)
Other	(159)	(90)

Net cash provided by (used in) financing activities	(6,201)	(4,037)

Increase (decrease) in cash and cash equivalents	(4,364)	9,331

Cash and cash equivalents, beginning of period	5,984	1,620

Cash and cash equivalents, end of period	$1,620	$10,951

Note: Consolidated financial results include NBCUniversal from January 28, 2011 and 100% of Universal Orlando from July 1, 2011.

TABLE 4 Supplemental Information Alternate Presentation of Net Cash Provided by Operating Activities and Free Cash Flow (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2011	2012	2011	2012

Operating income	$2,918	$3,294	$10,721	$12,179
Depreciation and amortization	1,998	1,983	7,636	7,798

Operating income before depreciation and amortization	4,916	5,277	18,357	19,977
Noncash share-based compensation expense	84	93	344	371
Changes in operating assets and liabilities	118	(164)	(603)	(418)

Cash basis operating income	5,118	5,206	18,098	19,930
Payments of interest	(632)	(589)	(2,441)	(2,314)
Payments of income taxes	(460)	(986)	(1,626)	(2,841)
Proceeds from investments and other	117	12	360	213
Excess tax benefits under share-based compensation	(4)	(28)	(46)	(134)

Net Cash Provided by Operating Activities	$4,139	$3,615	$14,345	$14,854

Capital expenditures	(1,522)	(1,671)	(5,307)	(5,714)
Cash paid for capitalized software and other intangible assets	(449)	(318)	(954)	(923)
Distributions to NBCUniversal noncontrolling member	(33)	(133)	(119)	(473)
Distributions to other noncontrolling interests	(55)	(61)	(206)	(218)
Nonoperating items	(42)	92	(57)	361

Free Cash Flow (including economic stimulus packages)	$2,038	$1,524	$7,702	$7,887
Economic stimulus packages	(162)	308	(693)	52

Total Free Cash Flow	$1,876	$1,832	$7,009	$7,939

Reconciliation of EPS Excluding Gains Related to Equity Method Investments, Favorable and Unfavorable Income Tax Adjustments and NBCUniversal Transaction and Related Costs (Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(in millions, except per share data)	2011		2012		2011		2012
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)

Net income attributable to Comcast Corporation	$1,287	$0.47	$1,518	$0.56	$4,160	$1.50	$6,203	$2.28
Growth %			17.9%	19.1%			49.1%	52.0%

Equity interest in SpectrumCo transaction(2)	-	-	-	-	-	-	(543)	(0.20)
Gain on the sale of investment in A&E(3)	-	-	-	-	-	-	(319)	(0.12)
(Favorable) unfavorable income tax adjustments(4)	-	-	(109)	(0.04)	137	0.05	(109)	(0.03)
Comcast costs related to the NBCUniversal transaction(5)	-	-	-	-	51	0.02	-	-
NBCUniversal transaction-related costs(6)	9	0.00	-	-	29	0.01	-	-

Net income attributable to Comcast Corporation

(excluding gains related to equity method investments, favorable and unfavorable income tax adjustments and NBCUniversal transaction and related costs)	$1,296	$0.47	$1,409	$0.52	$4,377	$1.58	$5,232	$1.93

Growth %			8.8%	10.6%			19.5%	22.2%

(1)	Based on diluted weighted-average number of common shares for the respective periods as presented in Table 1.

(2)

3rd quarter 2012 net income attributable to Comcast Corporation includes $876 million of equity in net income of investees, $543 million net of tax, resulting from our share of the gain on SpectrumCo’s sale of wireless spectrum licenses.

(3)

3rd quarter 2012 net income attributable to Comcast Corporation includes $1 billion of other income, $319 million net of tax and noncontrolling interest, resulting from the sale of the investment in A&E Television Networks.

(4)

2011 year to date net income attributable to Comcast Corporation includes an unfavorable tax adjustment due to changes in state tax legislation of $137 million in total. 2012 4th quarter and year to date net income attributable to Comcast Corporation include a favorable tax adjustment due to changes in state tax legislation of $109 million in total.

(5)

2011 year to date net income attributable to Comcast Corporation includes $63 million of operating costs and expenses and $16 million of other expense ($80 million in total, $51 million net of tax) related to the NBCUniversal transaction.

(6)

4th quarter 2011 net income attributable to Comcast Corporation includes $28 million in transaction-related costs, $9 million net of tax and noncontrolling interest. 2011 year to date net income attributable to Comcast Corporation includes $92 million in transaction-related costs, $29 million net of tax and noncontrolling interest.

Note: Consolidated financial results include NBCUniversal from January 28, 2011 and 100% of Universal Orlando from July 1, 2011. Minor differences may exist due to rounding.

TABLE 5 Reconciliation of GAAP to Pro Forma(1) Financial Information (Unaudited)

							Corporate, Other
	GAAP				NBCUniversal		and Eliminations		Total

								Pro Forma
			Corporate,					Corporate,
	Cable	Total	Other and		Pro Forma	Pro Forma	Pro Forma	Other and	Pro Forma	Total
(in millions)	Communications	NBCU	Eliminations	Total	Adjustments(1)	NBCU	Adjustments(1)	Eliminations	Adjustments(1)	Pro Forma

Three Months Ended December 31, 2011
Revenue	$9,470	$5,738	$(166)	$15,042	-	$5,738	-	$(166)	-	$15,042
Operating costs and expenses(2)	5,531	4,686	(91)	10,126	-	4,686	-	(91)	-	10,126

Operating cash flow	$3,939	$1,052	$(75)	$4,916	-	$1,052	-	$(75)	-	$4,916

Three Months Ended December 31, 2012
Revenue	$10,132	$6,014	$(209)	$15,937	-	$6,014	-	$(209)	-	$15,937
Operating costs and expenses(2)	5,931	4,842	(113)	10,660	-	4,842	-	(113)	-	10,660

Operating cash flow	$4,201	$1,172	$(96)	$5,277	-	$1,172	-	$(96)	-	$5,277

Twelve Months Ended December 31, 2011
Revenue	$37,226	$19,260	$(644)	$55,842	$1,864	$21,124	$(45)	$(689)	$1,819	$57,661
Operating costs and expenses(2)	21,938	15,798	(251)	37,485	1,557	17,355	(107)	(358)	1,450	38,935

Operating cash flow	$15,288	$3,462	$(393)	$18,357	$ 307	$3,769	$ 62	$(331)	$ 369	$18,726

Twelve Months Ended December 31, 2012
Revenue	$39,604	$23,812	$(846)	$62,570	-	$23,812	-	$(846)	-	$62,570
Operating costs and expenses(2)	23,349	19,705	(461)	42,593	-	19,705	-	(461)	-	42,593

Operating cash flow	$16,255	$4,107	$(385)	$19,977	-	$4,107	-	$(385)	-	$19,977

(1)

Pro Forma information is presented as if the NBCUniversal transaction and the acquisition of the remaining 50% interest of Universal Orlando occurred January 1, 2010. Pro forma data does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma amounts are not necessarily indicative of what our results would have been had we operated the NBCUniversal contributed businesses or Universal Orlando since January 1, 2010, nor of our future results.

(2)	Operating costs and expenses represents total costs and expenses excluding depreciation and amortization.

TABLE 6 Reconciliation of Consolidated Pro Forma Revenue Excluding 2012 Olympics and Super Bowl and Operating Cash Flow Excluding 2012 Olympics (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2011	2012	Growth %	2011	2012		Growth %

Revenue	$15,042	$15,937	5.9%	$57,661	$62,570		8.5%

2012 Olympics	-	-		-	(1,188)
Super Bowl	-	-		-	(259)

Revenue excluding 2012 Olympics and Super Bowl	$15,042	$15,937	5.9%	$57,661	$61,123		6.0%

	2011	2012	Growth %	2011	2012		Growth %

Operating Cash Flow	$4,916	$5,277	7.3%	$18,726	$19,977		6.7%

2012 Olympics	-	-		-	(120	) (1)

Operating Cash Flow excluding 2012 Olympics	$4,916	$5,277	7.3%	$18,726	$19,857		6.0%

Reconciliation of Consolidated Pro Forma NBCUniversal Revenue Excluding 2012 Olympics and Super Bowl and Operating Cash Flow Excluding 2012 Olympics (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2011	2012	Growth %	2011	2012		Growth %

Revenue	$5,738	$6,014	4.8%	$21,124	$23,812		12.7%

2012 Olympics	-	-		-	(1,188)
Super Bowl	-	-		-	(259)

Revenue excluding 2012 Olympics and Super Bowl	$5,738	$6,014	4.8%	$21,124	$22,365		5.9%

	2011	2012	Growth %	2011	2012		Growth %

Operating Cash Flow	$1,052	$1,172	11.4%	$3,769	$4,107		9.0%

2012 Olympics	-	-		-	(120	) (1)

Operating Cash Flow excluding 2012 Olympics	$1,052	$1,172	11.4%	$3,769	$3,987		5.8%

Reconciliation of Pro Forma Broadcast Television Revenue Excluding 2012 Olympics and Super Bowl and Operating Cash Flow Excluding 2012 Olympics (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2011	2012	Growth %	2011	2012		Growth %

Revenue	$1,841	$1,986	7.9%	$6,399	$8,154		27.4%

2012 Olympics	-	-		-	(1,188)
Super Bowl	-	-		-	(259)

Revenue excluding 2012 Olympics and Super Bowl	$1,841	$1,986	7.9%	$6,399	$6,707		4.8%

	2011	2012	Growth %	2011	2012		Growth %

Operating Cash Flow	$(80)	$95	NM	$123	$369		199.2%

2012 Olympics	-	-		-	(120	)(1)

Operating Cash Flow excluding 2012 Olympics	$(80)	$95	NM	$123	$249		101.8%

(1)	Reflects the settlement of a $237 million liability associated with the unfavorable Olympics contract recorded through the application of acquisition accounting in 2011.

Note:  Minor differences may exist due to rounding.